THIRD LOAN EXTENSION AGREEMENT

This THIRD LOAN EXTENSION AGREEMENT (this “Agreement”) is made as of July 8, 2022, by and among (i) EVO TRANSPORTATION & ENERGY SERVICES, INC., a Delaware corporation having its principal office at 2075 West Pinnacle Peak Rd., Suite 130, Phoenix AZ 85027 (“Borrower”), and each subsidiary of Borrower listed on the signature pages hereto or that after the date hereof delivers such a signature page (each a “Guarantor”, collectively, the “Guarantors” and, together with Borrower, the “Loan Parties” and each a “Loan Party”), (ii) ANTARA CAPITAL MASTER FUND LP and/or one or more managed funds or accounts (the “Lender”), and (iii) each lender listed on Schedule I of the Loan Agreement (as defined below) (each, an “Executive Lender” and together, the “Executive Lenders”). Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement or, to the extent not defined in this Agreement or the Loan Agreement, in the Certificate of Designations of Series C Non-Participating Preferred Stock of the Corporation, duly adopted by the Board of Directors of the Borrower on March 11, 2022.

W I T N E S S E T H:

WHEREAS, the Loan Parties are indebted to the Lender and the Executive Lenders pursuant to that certain Senior Secured Loan and Executive Loan Agreement dated as of March 11, 2022 (the “Original Loan Agreement”), as amended by the Loan Extension Agreement dated May 31, 2022 (the “First Loan Extension Agreement”) and the Second Loan Extension Agreement dated June 30, 2022 (the “Second Loan Extension Agreement”), and the Original Loan Agreement as amended by the First Loan Extension Agreement and the Second Loan Extension Agreement, the “Loan Agreement”).

WHEREAS, the Loan Parties and the Lender wish to extend the “Maturity Date” (as defined in the Loan Agreement) of the Loan from July 8, 2022 to July 15, 2022 upon satisfaction of the terms and conditions set forth in this Agreement.

WHEREAS, the Loan Parties and the Executive Lenders wish to extend the “Executive Loan Maturity Date” (as defined in the Loan Agreement) of the Executive Loans from July 15, 2022 to July 22, 2022 upon satisfaction of the terms and conditions set forth in this Agreement.

WHEREAS, the parties to this Agreement (the “Parties”) desire to memorialize the aforementioned extensions as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the Parties hereby agree as follows:

1.
Extension of the Loan Maturity Date. Effective upon the date of this Agreement, the Loan Agreement is amended to extend the “Maturity Date” from (i) the earlier of (a) demand by the Lender on any day prior to the Collateral Pledge Effective Date and (b) July 8, 2022 to (ii) the earlier of (a) demand by the Lender on any day prior to the Collateral Pledge Effective Date and (b) July 15, 2022.

2.
Extension of each Executive Loan Maturity Date. Effective upon the date of this Agreement, the Loan Agreement is amended to extend each “Executive Loan Maturity Date” from July 15, 2022 to July 22, 2022.
1.
Representations. The Loan Parties hereby represent and warrant to Lender and each Executive Lender as of the date hereof that each of the representations and warranties made by any Loan Party in the Loan Agreement have been and remain true and correct in all material respects as if remade on the date hereof, subject to changes to such representations and warranties set forth on Exhibit A attached hereto (the “Representation Updates”). None of the Representation Updates are the result of any breach of a covenant of any Loan Party under the Loan Agreement, nor do they result from or in any Event of Default. Neither the execution, delivery or performance of this Agreement nor any other agreement or instrument contemplated hereby, including the issuance of the Series D Preferred Stock (as define below) as contemplated in 4.a. of this Agreement and the exercise by Lender of its voting rights under the Series D Preferred Stock to the fullest extent contemplated herein, will (a) violate any applicable law in any material respect, (b) violate the organizational documents of any Loan Party, or (c) breach, violate or result in a default, or give rise to a termination, cancellation, acceleration or other right or remedy, under any material agreement, instrument or other contractual obligation of any Loan Party.
2.
Additional Covenants.
a.
On or before July 13, 2022, the Board of Directors of the Borrower shall have duly approved and filed with the Secretary of State of the State of Delaware a Certificate of Designation to evidence the issuance of a new series of Series D Non-Participating Preferred Stock, $0.0001 par value (the “Series D Preferred Stock”) that will, upon issuance, entitle the Lender (in its capacity as sole holder of the Series D Preferred Stock) to vote such number of votes per share that will allow the Lender to exercise 51% of the voting capital stock of the Borrower.
b.
The Loan Parties shall use their best efforts to execute and deliver, and/or cause to be executed and delivered, a “Loan Pledge Security Agreement” substantially in the form attached as Exhibit A to the First Loan Extension Agreement and a “Bridge Loan Subordination Agreement” substantially in the form attached as Exhibit B to the First Loan Extension Agreement, in each case with Lender acting as “Collateral Agent”, on or before July 13, 2022.
3.
Full Force and Effect. Except as specifically set forth herein, all of the terms and conditions of the Loan Agreement are unmodified and remain in full force and effect.
4.
No Novation. The Parties do not intend the terms of this Agreement to be construed as a novation of any of the obligations owing by the Loan Parties under or in connection with the Loan or the Executive Loans.
5.
Ratification and Affirmation of Guaranties and Indemnities. By the execution hereof, each Guarantor hereby acknowledges and agrees and consents to the terms of this Agreement and that, except as expressly provided in Section 1 and Section 2 of this Agreement, nothing contained herein shall modify, affect or otherwise diminish the obligations of Guarantor under the Loan Agreement applicable to such Guarantor, and each Guarantor hereby certifies, reaffirms and ratifies its obligations under the Loan Agreement.
6.
Release of Lender Liability. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW FROM TIME TO TIME IN EFFECT, EACH LOAN PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY (AND AFTER IT HAS CONSULTED WITH ITS OWN COUNSEL) IRREVOCABLY AND UNCONDITIONALLY AGREES THAT NO CLAIM MAY BE MADE BY SUCH LOAN PARTY AGAINST THE LENDER OR ANY OF THE LENDER’S DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, AGENTS OR INSURERS, OR ANY OF ITS OR THEIR SUCCESSORS AND ASSIGNS, FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER THE CLAIM IS BASED ON CONTRACT OR TORT OR DUTY IMPOSED BY LAW) ARISING OUT OF, OR RELATED TO, THE TRANSACTIONS CONTEMPLATED BY ANY OF THIS AGREEMENT OR THE LOAN AGREEMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH. IN FURTHERANCE OF THE FOREGOING, EACH LOAN PARTY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.
7.
Counterparts. This Agreement may be executed in any number of counterparts (which may be electronic, including PDF) and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.
3.
Governing Law. This Agreement shall be governed in accordance with the terms and provisions of Section 25 and Section 26 of the Original Loan Agreement, except, for purposes of this Agreement, references to “Loan Agreement” shall be deemed to refer to the Original Loan Agreement as modified by the First Loan Extension Agreement and the Second Loan Extension Agreement and as further modified by this Agreement.

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IN WITNESS WHEREOF, each Loan Party has caused this Agreement to be duly executed as of the date set forth above.

EVO TRANSPORTATION & ENERGY SERVICES, INC., as Borrower

By: /s/ Thomas J. Abood
Name: Thomas J. Abood
Title: Chief Executive Officer

By: /s/ Thomas J. Abood
Name: Thomas J. Abood
Title: Chief Executive Officer

W.E. GRAHAM, INC., as a Guarantor

By: /s/ Thomas J. Abood
Name: Thomas J. Abood
Title: Chief Executive Officer

EVO LOGISTICS, LLC, as a Guarantor

By: /s/ Thomas J. Abood
Name: Thomas J. Abood
Title: Chief Executive Officer

TITAN CNG LLC, as a Guarantor

By: /s/ Thomas J. Abood
Name: Thomas J. Abood
Title: Chief Executive Officer

THUNDER RIDGE TRANSPORT, INC., as a Guarantor

By: /s/ Thomas J. Abood
Name: Thomas J. Abood
Title: Chief Executive Officer

Signature Page to Third Loan Extension Agreement

SHEEHY MAIL CONTRACTORS, INC., as a Guarantor

By: /s/ Thomas J. Abood
Name: Thomas J. Abood
Title: Chief Executive Officer

URSA MAJOR CORPORATION, as a Guarantor

By: /s/ Thomas J. Abood
Name: Thomas J. Abood
Title: Chief Executive Officer

J.B. LEASE CORPORATION, as a Guarantor

By: /s/ Thomas J. Abood
Name: Thomas J. Abood
Title: Chief Executive Officer

EVO EQUIPMENT LEASING, LLC, as a Guarantor

By: /s/ Thomas J. Abood
Name: Thomas J. Abood
Title: Chief Executive Officer

COURTLANDT AND BROWN ENTERPRISES L.L.C., as a Guarantor

By: /s/ Thomas J. Abood
Name: Thomas J. Abood
Title: Chief Executive Officer

FINKLE TRANSPORT, INC., as a Guarantor

By: /s/ Thomas J. Abood
Name: Thomas J. Abood
Title: Chief Executive Officer

Signature Page to Third Loan Extension Agreement

EVO SERVICES GROUP, LLC, as a Guarantor

By: /s/ Thomas J. Abood
Name: Thomas J. Abood
Title: Chief Executive Officer

Signature Page to Third Loan Extension Agreement

AGREED TO AND ACCEPTED:

ANTARA CAPITAL MASTER FUND LP (as Lender)

By: Antara Capital Fund GP LLC, its General Partner

By: /s/ Himanshu Gulati
Name: Himanshu Gulati
Title: Managing Partner

Executive Lenders

AGREED TO AND ACCEPTED:

By: /s/ Thomas J. Abood
Name: Thomas J. Abood

AGREED TO AND ACCEPTED:

By: /s/ Damon R. Cuzick
Name: Damon R. Cuzick

AGREED TO AND ACCEPTED:

BRIDGEWEST GROWTH FUND LLC

By: /s/ Billy (Trey) Peck Jr.
Name: Billy (Trey) Peck Jr.

Title: Managing Member

AGREED TO AND ACCEPTED:

BATUTA CAPITAL ADVISORS LLC

By: /s/ Alexandre Zyngier
Name: Alexandre Zyngier
Title: Managing Director

Signature Page to Third Loan Extension Agreement

EXHIBIT A

UPDATES TO REPRESENTATIONS AND WARRANTIES

Omitted.

EXHIBIT C